UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2015

Mindpix Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55145	46-2461343
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

940 Lincoln Rd., Suite 315 Miami Beach, FL	33139
(Address of principal executive offices)	(ZIP Code)

(305) 921-9814

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2015 the Company entered into a Convertible Promissory Note with Victor Siegel, its president and Chief Executive Officer. The Note is for $153,917.80, representing accrued salary and expenses due Mr. Siegel. The Note carries an interest rate of 6% per year and is convertible into common stock of the Company at a $.0003 per share, the current market price for the common stock.

The Note has a maturity date of December 30, 2015. Upon default or dismissal of Mr. Siegel from any of his positions with the Company, the Note will be immediately due and payable.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

10.1    Convertible Promissory Note between the Company and Victor Siegel in the amount of $153,917.80

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Victor Siegel
Victor Siegel, CEO

Date: March 12, 2015

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Convertible Promissory Note between the Company and Victor Siegel in the amount of $153,917.80